UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of Strategic Storage Trust, Inc. (the “Registrant”) held on June 11, 2012 (the “2012 Annual Meeting”), the following directors were each elected to serve as a director until the 2013 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Director	Votes For	Votes Withheld
H. Michael Schwartz	18,753,504	511,875
Harold “Skip” Perry	18,779,994	485,385
Timothy S. Morris	18,795,269	470,110

At the 2012 Annual Meeting, the appointment of Reznick Group, P.C. as the Registrant’s independent registered public accounting firm was ratified by the following vote:
	Votes For	Votes Against	Votes Abstained
Ratification of Appointment of Reznick Group, P.C.	18,640,354	94,026	531,000

At the 2012 Annual Meeting, an amendment to the Registrant’s charter (the “Charter Amendment”) was approved by the following vote:
	Votes For	Votes Against	Votes Abstained
Amendment to the Registrant’s Charter	18,400,973	156,583	707,823

The Charter Amendment clarifies certain language in the Registrant’s charter regarding the payment of disposition fees. This description of the Charter Amendment is qualified in its entirety by the Registrant’s Articles of Amendment, which are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment of Strategic Storage Trust, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: June 13, 2012	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer